                                                                     EXHIBIT 9.2

                                 AMENDMENT TO
                 STOCKHOLDER OPTION, VOTING AND PROXY AGREEMENT
                 ----------------------------------------------


       This AMENDMENT (the "Amendment") to STOCKHOLDER OPTION, VOTING AND PROXY
                            ---------
AGREEMENT dated as of April 29, 1996 (the "Agreement") among MFS COMMUNICATIONS
                                           ---------
COMPANY, INC., a Delaware corporation ("Parent"), MFS GLOBAL INTERNET SERVICES,
                                        ------
INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"),
                                                                       ---
and each other person and entity a signatory to the Agreement (each, a

"Stockholder") is entered into this _____ day of June 1996.
- ------------

       WHEREAS, the parties to the Agreement desire to amend the Agreement;

       The parties to the Agreement agree as follows:

       1.  Definitions.  Capitalized terms used without definition in this
           -----------
Amendment shall have the same meaning as set forth in the Agreement.

       2.  Amendment of Exhibit A.  The parties to the Agreement agree to amend
           ----------------------
Exhibit A to the Agreement to read in its entirety as set forth on Exhibit A to this Amendment.

       3.  Ratification.  The parties to the Agreement hereby confirm and ratify
           ------------
the Agreement, as amended hereby, and acknowledge that the Agreement as so amended shall remain in full force and effect in accordance with its terms.


       IN WITNESS WHEREOF, Parent has caused this Amendment to be executed by its officers thereunto duly authorized and each Stockholder has caused this Amendment to be executed, or duly executed by an authorized signatory, all as of the date first written above.


                                           MFS COMMUNICATIONS COMPANY, INC.


                                           By: /s/ Terrence J. Ferguson
                                               _______________________________

                                           Title: Senior Vice President
                                               _______________________________


                                           MFS GLOBAL INTERNET SERVICES, INC.

                                           By: /s/ Terrence J. Ferguson
                                               _______________________________

                                           Title: Vice President
                                               _______________________________


                                              /s/ Richard L. Adams, Jr.
                                          _________________________________
                                                Richard L. Adams, Jr.

                                          Microsoft Corporation

                                                 /s/ Nathan Myhrvoid
                                          By: ____________________________
                                            Name: Nathan Myhrvoid
                                            Title: Group Vice President

                                          Menlo Ventures IV, L.P.

                                               MV Management IV, L.P.,
                                          By: ____________________________
                                                 its General Partner


                                                     /s/ John W. Jarve
                                              By: ________________________

                                                      General Partner

                                          Menlo Evergreen V, L.P.

                                               MV Management IV, L.P.,

                                          By: ____________________________

                                                 its General Partner

                                                     /s/ John W. Jarve
                                              By: ________________________

                                                      General Partner


                                                 /s/ John W. Sidgmore
                                          _________________________________
                                                     John W. Sidgmore

                                          New Enterprise Associates V, Limited
                                           Partnership

                                                  NEA Partners V, Limited
                                                     Partnership
                                          By: ____________________________

                                                 its General Partner

                                                     /s/ Nancy Dorman
                                              By: ________________________
                                                      General Partner

                                          Accel Investors '93, L.P.

                                               /s/ Arthur C. Patterson
                                          By: ____________________________

                                                   General Partner

                                          Accel IV L.P.

                                              Accel IV Associates, L.P.

                                          By: ____________________________

                                                 its General Partner

                                                  /s/ Arthur C. Patterson
                                              By: ________________________

                                                      General Partner

                                                  /s/ Les B. Strauss
                                          By: ____________________________
                                                    Les B. Strauss


                                                 /s/ Daniel C. Lynch
                                          By: ____________________________
                                                   Daniel C. Lynch

                                                                       Exhibit A
                                                                       ---------


                             LIST OF STOCKHOLDERS


       Name and address          Number of Shares
        of Stockholder            of Common Stock
- ------------------------------  -------------------

[S]                             [C]
Richard L. Adams, Jr.                   4,700,00(1)
c/o UUNET Technologies, Inc.
3060 Williams Drive
Fairfax, VA  22031
Facsimile:   (703) 206-5805

Microsoft Corporation                  4,164,000
1 Microsoft Way
Redmond, WA 98052
Attn:  Robert Eschelman
Facsimile:  (206) 869-1327

Menlo Ventures IV, L.P.                2,563,031
Menlo Evergreen V, L.P.                  666,667
3000 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA 94025
Attn:  John W. Jarve
Facsimile:  (415) 854-7059

John W. Sidgmore                       1,136,643
c/o UUNET Technologies, Inc.
3060 Williams Drive
Fairfax, VA  22031
Facsimile:  (703) 206-5805

New Enterprise Associates V,           3,229,698
   Limited Partnership
1119 St. Paul Street
Baltimore, MD  21202
Attn:  Peter J. Barris and
       Nancy Dorman
Facsimile:  (410) 752-7721

Accel IV L.P                           2,958,403
Accel Investors O93 L.P                  119,499
One Palmer Square
Princeton, NJ  08542
Attn:  Carter Sednaoui
Facimile:  (609) 683-0384

Les B. Strauss                            53,472
PictureTel
The Tower at Northwoods
222 Rosewood Drive
Danvers, MA 01923
Facsimile:  (508) 762-5219

Daniel C. Lynch                           34,500
25560 La Lanne Court
Los Altos Hills, CA  94022
Facsimile:  (415) 948-0757          ____________

TOTAL                                 19,625,913
____________________________

(1) Of the 4,700,000 shares held by Mr. Adams, 325,000 shares may be sold, gifted or otherwise transferred without restriction under this Agreement prior to the Closing. In addition, 3,371 shares issuable upon exercise of a stock option outstanding on the date of the Agreement may be gifted without restriction under the Agreement prior to the Closing.

(2) Of the 1,136,643 shares held by Mr. Sidgmore, 355,458 of such shares are subject to a right of repurchase by the Company if Mr. Sidgmore voluntarily terminates his employment with the Company before June 27, 1996. In addition, as of April 30, 1996, the Company has a right of repurchase with respect to another 562,807 of such shares in the event that Mr. SidgmoreOs employment with the Company is terminated and which right of repurchase expires with respect to 14,810.70 shares on the last day of each calendar month so long as Mr. Sidgmore remains employed by the Company; provided, that such right of repurchase expires with respect to 50 percent of such shares subject to a right of repurchase in the event of a Change in Control or involuntary Termination Other Than For Cause (each, as defined in the Nonstatutory Stock Option Agreement between the Company and Mr. Sidgmore dated as of July 20, 1994). 45,188 of the shares held by Mr. Sidgmore are held in a trust of which Mr. Sidgmore is the trustor and the sole trustee.